UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2008

CHINA WORLD TRADE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

0-26119	87-0629754
(Commission File Number)	(IRS Employer Identification No.)

5/F, Guangdong Finance Building
88 Connaught Road West, Hong Kong
 (Address of Principal Executive Offices)

(852) 2116-3560
 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐ Written communications pursuant to Rule 425 under the Securities  Act (17 CFR 230.425)

    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐ Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01         CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

On April 29, 2008, China World Trade Corporation (“CWTD”), dismissed Child, Van Wagoner & Bradshaw, PLLC (“CVB”) as its independent registered public accounting firm. CVB had been the independent registered public accounting firm for and audited the consolidated financial statements of CWTD as of December 31, 2007, 2006 and 2005. The reports of CVB on the consolidated financial statements of CWTD for the past two fiscal years contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for an explanatory paragraph relating to CWTD’s ability to continue as a "going concern."  The decision to change accountants was approved unanimously by the Board of Directors.

In connection with the audits for the two most recent fiscal years and in connection with CVB’s review of the subsequent interim periods through the date of dismissal on April 29, 2008, there have been no disagreements between CWTD and CVB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of CVB, would have caused CVB to make reference thereto in their report on CWTD’s financial statements for these fiscal years.

The Registrant has made the contents of this Form 8-K filing available to CVB and requested it to furnish a letter to the Securities and Exchange Commission as to whether CVB agrees or disagrees with, or wishes to clarify Registrant’s expression of their views.  A copy of CVB’s letter to the SEC is included as an exhibit to this filing.

           On April 29, 2008, CWTD engaged Simon and Edwards, LLP as its independent registered public accounting firm. CWTD had not consulted with Simon & Edwards, LLP regarding the application of accounting principles to any contemplated or completed transactions nor the type of audit opinion that might be rendered on CWTD’s financial statements, and neither written nor oral advice was provided that would be an important factor considered by CWTD in reaching a decision as to an accounting, auditing or financial reporting issues.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

   (c)             Exhibits

   16.1           Letter from Child, Van Wagoner & Bradshaw, PLLC to the Securities and Exchange Commission dated May 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

 China World Trade Corporation

By: /s/ Tsun Sin Man Samuel
Tsun Sin Man Samuel, Chairman

DATED:  April 29, 2008